HarborView Mortgage Pass-Through Certificates
Series 2006-12

Preliminary Marketing Materials

$424,840,000 (Subject to +/- 20% Variance)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Andrew Jewett	(203) 618-2473

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
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Charles Shuey	(203) 618-6106
Jeff Traister	(203) 618-6160
Bill O’Brien	(203) 618-5627

Preliminary Term Sheet	Date Prepared: October 11, 2006

HarborView Mortgage Loan Trust 2006-12
Mortgage Loan Pass-Through Certificates, Series 2006-12
$424,840,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount ($)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final D istribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$1,200,000,000	Not Marketed Hereby		Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A1 (3)	$279,454,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A2 (5)	$119,682,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A3 (5)	$331,664,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1B (3	$182,700,000			Floater	Senior Mezz	December 2037	[AAA/Aaa]
2A-2A (3)	$1,426,176,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-2B(3)	$594,240,000			Floater	Senior Mezz	December 2036	[AAA/Aaa]
2A-2C (3)	$356,544,000			Floater	Senior Mezz	December 2037	[AAA/Aaa]
B-1 (4)	$121,030,000	5.98 / 6.43	43-100/43-151	Floater	Subordinate	December 2036	[AA+/Aa1]
B-2 (4)	$93,860,000	5.98 / 6.35	43-100/43-139	Floater	Subordinate	December 2036	[ AA/Aa2]
B-3 (4)	$32,110,000	5.97 / 6.26	43-100/43-125	Floater	Subordinate	December 2036	[AA-/Aa3]
B-4 (4)	$71,630,000	5.97 / 6.14	43-100/43-120	Floater	Subordinate	December 2036	[A+/A1]
B-5 (4)	$56,810,000	5.81 / 5.81	43-100/43-102	Floater	Subordinate	December 2036	[A-/A3]
B-6 (4)	$24,700,000	5.37 / 5.37	43-80/43-80	Floater	Subordinate	December 2036	[BBB/Baa2]
B-7 (4)	$24,700,000	4.63 / 4.63	43-72/43-72	Floater	Subordinate	December 2036	[BBB-/Baa3]

Total	$4,915,300,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)
The WAL and Payment Windows to Call for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B, Class 2A-2C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates, other than the Class 2A-1A2 and Class 2A-1A3 Certificates, will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(5)
The Class 2A-1A2 and Class 2A-1A3 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 11.50%.

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Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Insurance Policy
Provider:	Financial Security Assurance Inc. (“FSA,” or the “Certificate Insurer”).

Originator:	Countrywide Home Loans Inc.

Servicer:	Countrywide Home Loans Servicing LP.

Trustee:	Wells Fargo Bank N.A.

Additional Disclosure:	For additional disclosure on (a) the Originator and its Underwriting Guidelines, (b) the Servicer (c) the Trustee and (d) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	November 1, 2006.

Expected Pricing Date:	October [19], 2006.

Closing Date:	December 13, 2006.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in December 2006.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates. The Subordinate Certificates together with the Senior Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The Trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests along with rights under yield maintenance agreements held outside the REMIC for tax purposes.
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ERISA Eligibility:
The Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are expected to be ERISA eligible, provided the purchase and holding of such certificates is eligible for exemptive relief under an investor based or statutory exemption. The Certificates, other than the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are eligible to be purchased by plan investors that are contained in insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the aggregate principal balance of Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Initial Mortgage Loans:	The “Initial Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $3,940,000,000.

The “Group 1 Mortgage Loans” consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $1,320,132,013. The “Group 2 Initial Mortgage Loans” consist of conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $2,619,867,987. All the Group 1 and Group 2 Initial Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).

After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the related mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

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Pre-Funding Account:
An account (the “Pre-Funding Account”) will be established on the Closing Date into which approximately $[1,000,000,000] (the “Original Pre-Funded Amount”) will be deposited which will be used to purchase subsequent conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years (the “Group II Subsequent Mortgage Loans” and together with the Initial Group II Mortgage Loans, the “Group II Mortgage Loans”). The aggregate Group II Subsequent Mortgage Loans is referred to herein as the “Subsequent Mortgage Loans.” The Subsequent Mortgage Loans will be originated by Countrywide Home Loans, Inc. and will be originated under the same of substantially similar underwriting guidelines as the Initial Mortgage Loans. On or prior to February 1, 2007 (the “Pre-Funding Period”), the amounts on deposit in the Pre-Funding Account will be used to purchase Subsequent Mortgage Loans having similar characteristics to the related Initial Mortgage Loans (with any unused portion of such deposit amount to be distributed as a payment of principal of the related Offered Certificates on the Distribution Date immediately following such date). The Group I Mortgage Loans and Group II Mortgage Loans are referred to herein as the “Mortgage Loans.”

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net WAC Cap:
The “Net WAC Cap” for the Certificates (other than the Class 2A-1B and Class 2A-2C Certificates) is equal to the weighted average Net Mortgage Rates of the Mortgage Loans, adjusted for the related accrual period.

The “Net WAC Cap” for the Class 2A-1B and Class 2A-2C Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date (y) less the insurance premium rate for such Distribution Date.

Net Maximum Rate:	The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net Maximum Rate Cap:	The “Net Maximum Rate Cap” for the each of the Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to [0.0625%] per annum.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, and the LPMI Fee Rate, if any.

Servicing Fee Rate:
The servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan, the Servicing Fee Rate will equal 0.375% per annum.

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:
(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

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(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals (x) the Net WAC Cap, computed for this purpose by first reducing the Weighted Average Mortgage Rate of the Group 1 Mortgage Loans and the Weighted Average Mortgage Rate of the Group 2 Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related Due Period and group over voluntary principal prepayments for the related Prepayment Period and Mortgage Loan Group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Pass-Through Rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The amount of current interest allocable to each Class of Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates.

Credit Enhancement:	Series 2006-12 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination;
4) Yield Maintenance Agreement; and
5) Only with respect to the Class 2A-1B and Class 2A-2C Certificates, the Policy issued by the Certificate Insurer.
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Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1B and Class 2A-2C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1B and Class 2A-2C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1B and Class 2A-2C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1B Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1B and Class 2A-2C Certificates.

On each Distribution Date, the securities administrator will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1B and Class 2A-2C Certificates. If an insufficiency exists and it is covered by the Policy, then the securities administrator, on behalf of the trustee, will make a draw on the Policy.

If for any reason the certificate insurer does not make the payments required under the Policy, the holders of the Class 2A-1B and Class 2-A2C Certificates will rely on the Group 2 Mortgage Loans for their distributions of interest and principal, and certificate holders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [0.50]% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account

Yield Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, beginning in May 2010, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Offered Certificates, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate immediately following the Distribution Date in October 2014.

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Class 2A-1A2 and
Class 2A-1A3 Yield
Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Class 2A-1A2 and Class 2A-2A3 Yield Maintenance Agreement” to make payments in respect of Basis Risk Shortfalls to the Class 2A-1A2 and Class 2A-1A3 Certicates, to the extent not covered by Net Monthly Excess Cashflow. On each Distribution Date, the counterparty to the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum of 11.50% over (ii) the strike price for such Distribution Date specified on the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement Schedule herein, and (b) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Class 2A-1A2 Yield Maintenance Agreement will terminate after the Distribution Date in October 2009 and the Class 2A-1A3 Yield Maintenance Agreement will terminate after the Distribution Date in April 2015.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each final maturity reserve distribution date is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall amount. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in November 2016 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein. If on any distribution date after the 240th distribution date, the balance of the mortgage loans having 40-year original terms to maturity is greater than the Overcollateralization Target Amount for such period, then all the Net Monthly Excess Cashflow remaining after all amounts required to be distributed on such distribution date pursuant to priorities (1) through (8) under Net Monthly Excess Cashflow has been distributed will be used to pay the Certificates in accordance with (i) in Principal Distributions until the aggregate Certificate Principal Balances are reduced to zero.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans.

Final Maturity Reserve
Shortfall:
With respect to any distribution date, the lesser of (i) $ [307,702,373] over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account).

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Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i)
prior to the Stepdown Date, [0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
[1.25]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in December 2012 and [1.00]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in December 2012;

(b)	[0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)	the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii)	the later to occur of
a.	the Distribution Date occurring in December 2009; and
b.	the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to the Target Credit Enhancement Percentage for such Distribution Date.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to December 2012 [29.80]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after December 2012 [37.25]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the sum of (i) the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amount, for the related Distribution Date are greater than

Distribution Date	Percentage (1)
December 2008 - November 2009	[0.15]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
December 2009 - November 2010	[0.40]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2010 - November 2011	[0.70]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2011 - November 2012	[1.00]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
December 2012 - November 2013	[1.35]% for the first month plus an additional 1/12th of [0.15]% for each month thereafter
December 2013 and thereafter	[1.50]%

1.	Subject to a +/- 5% variance of the indicated percentage

8

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the sum of (i) aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account.

	Ratings (S/M)	Initial Credit Enhancement Percentage(1)	Target Credit Enhancement Percentage before December 2012 or Stepdown Date(2)	Target Credit Enhancement Percentage on or after December 2012 or Stepdown Date(3)
Senior	[AAA/Aaa]	9.100%	22.750%	18.200%
B-1	[AA+/Aa1]	6.650%	16.625%	13.300%
B-2	[ AA/Aa2]	4.750%	11.875%	9.500%
B-3	[AA-/Aa3]	4.100%	10.250%	8.200%
B-4	[A+/A1]	2.650%	6.625%	5.300%
B-5	[A-/A3]	1.500%	3.750%	3.000%
B-6	[BBB/Baa2]	1.000%	2.500%	2.000%
B-7	[BBB-/Baa3]	0.500%	1.250%	1.000%

(1) Subject to a variance of plus or minus 15% of the indicated credit enhancement based on rating agency requirements.
(2) Subject to a variance of plus or minus 37.5% of the indicated credit enhancement based on rating agency requirements.
(3) Subject to a variance of plus or minus 30% of the indicated credit enhancement based on rating agency requirements.

9

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated, pro rata to the Class 1A-1A Certificates, until the related class principal balance or component principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated, pro rata, to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, until the related class principal balance or component principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and Class 2A-1B Certificates will be allocated first to the Class 2A-1B and second, pro rata, to the Class 2A-1A1 Class 2A-1A2 and Class 2A-1A3 Certificates, provided further, that all realized losses allocable to the Class 2A-2A, Class 2A-2B, and Class 2A-2C Certificates will be allocated first to the Class 2A-2C Certificates then second, to the Class 2A-2B and third, to the Class 2A-2A Certificates, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
 For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) sum of the Principal Distribution Amounts for each Mortgage Loan Group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

10

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

11

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

12

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

13

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the Distribution Date in November 2016 and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;
2.
from the Interest Remittance Amount for the related Mortgage Loan Group to the holders of the Class 1A-1A and pro rata to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A , Class 2A-2B and Class 2A-2C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

3.	from the remaining Interest Remittance Amounts for both groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;
4.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;
5.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;
6.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;
7.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;
8.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;
9.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;
10.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount; and
11.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.
14

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.
first, from the related Principal Distribution Amount for the related Mortgage Loan Group, to the holders of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, as the case may be, the related Principal Distribution Amount pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Principal Balance is reduced zero. In certain circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;
f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;
g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

15

1.
first, to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for the Group 1 Mortgage Loans based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, and then to the holders of the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, the Principal Distribution Amount for the Group 2 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Principal Balance is reduced zero, such that each class of Senior Certificates will have at least [22.750]% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in December 2012 or [18.200]% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in December 2012;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups
a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;
b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;
c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;
d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;
e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;
f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;
g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.
Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

16

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.	to the Certificate Insurer, any unpaid amounts due.

5.
to pay the holders of Senior and Subodinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible master servicing compensation on that Distribution Date;

6.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

7.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, sequentially in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

8.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

9.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

10.	to the Final Maturity Reserve Fund, The Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

11.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include:
(i)	the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:
(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates in that order. (i)

(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

17

Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)	Period	Balance ($)	Strike (%)	Ceiling (%)
1	NA	NA	NA	49	1,174,200,145.67	4.910499	5.225869
2	NA	NA	NA	50	1,132,322,109.44	4.904400	5.231434
3	NA	NA	NA	51	1,092,038,413.21	4.898501	5.237599
4	NA	NA	NA	52	1,053,288,399.85	4.892831	5.244404
5	NA	NA	NA	53	965,781,023.23	4.810000	7.351623
6	NA	NA	NA	54	933,587,113.28	4.810000	7.252675
7	NA	NA	NA	55	862,444,418.98	4.640489	7.151204
8	NA	NA	NA	56	833,902,579.54	4.634687	7.041643
9	NA	NA	NA	57	806,444,416.90	4.628718	6.923260
10	NA	NA	NA	58	780,046,610.14	4.622583	6.806124
11	NA	NA	NA	59	754,491,860.99	4.616235	6.671994
12	NA	NA	NA	60	729,932,855.52	4.609716	6.583302
13	NA	NA	NA	61	665,377,075.60	4.590284	6.729135
14	NA	NA	NA	62	642,095,763.99	4.582317	6.874707
15	NA	NA	NA	63	619,759,711.92	4.574112	7.028430
16	NA	NA	NA	64	598,331,620.49	4.565664	7.170045
17	NA	NA	NA	65	577,775,583.79	4.556971	7.318992
18	NA	NA	NA	66	558,056,996.12	4.548030	7.463359
19	NA	NA	NA	67	504,880,633.30	4.520438	7.592592
20	NA	NA	NA	68	487,650,385.59	4.510207	7.747149
21	NA	NA	NA	69	471,121,531.08	4.499689	7.885532
22	NA	NA	NA	70	455,264,733.13	4.488881	8.015678
23	NA	NA	NA	71	440,050,120.63	4.477779	8.149819
24	NA	NA	NA	72	425,445,460.79	4.466374	8.272845
25	NA	NA	NA	73	386,086,387.02	4.431344	8.404619
26	NA	NA	NA	74	373,080,842.37	4.418144	8.530292
27	NA	NA	NA	75	360,571,273.77	4.404549	8.644650
28	NA	NA	NA	76	348,534,939.28	4.390547	8.760513
29	NA	NA	NA	77	336,953,935.38	4.376130	8.864648
30	NA	NA	NA	78	325,811,035.94	4.361292	8.962775
31	NA	NA	NA	79	290,944,784.33	4.307519	9.055838
32	NA	NA	NA	80	280,631,360.30	4.289053	9.135458
33	NA	NA	NA	81	270,708,191.94	4.269957	9.228056
34	NA	NA	NA	82	261,160,514.26	4.250214	9.317982
35	NA	NA	NA	83	251,974,121.38	4.229805	9.378532
36	NA	NA	NA	84	243,135,344.20	4.208713	9.440966
37	NA	NA	NA	85	215,940,782.36	4.132990	9.510248
38	NA	NA	NA	86	202,108,551.28	8.975763	9.565863
39	NA	NA	NA	87	193,758,636.57	8.991907	9.607437
40	NA	NA	NA	88	185,735,463.49	9.014960	9.657079
41	NA	NA	NA	89	178,025,761.39	9.004190	9.674117
42	1,551,815,310.86	4.944662	5.183291	90	170,620,649.22	8.999589	9.698592
43	1,497,713,261.08	4.946585	5.193834	91	163,507,627.46	8.989584	9.718995
44	1,414,830,312.92	4.940524	5.202257	92	156,677,210.34	8.954098	9.715307
45	1,407,407,045.04	4.945228	5.208342	93	150,119,366.44	8.932100	9.726563
46	1,357,004,964.56	4.939508	5.212394	94	143,825,324.61	8.892371	9.721601
47	1,308,515,284.15	4.933390	5.216388	95	137,784,603.55	8.840684	9.706269
48	1,261,697,626.33	4.927367	5.220867	96	0.00	0.000000	0.000000
18

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
120	277,077,706.01	181	108,597,301.84
121	272,902,574.05	182	106,920,022.92
122	268,789,053.95	183	105,267,799.82
123	264,736,246.20	184	103,640,264.41
124	260,743,264.36	185	102,037,053.92
125	256,809,234.84	186	100,457,810.90
126	252,933,296.73	187	98,902,183.06
127	249,114,601.65	188	97,369,823.28
128	245,352,313.51	189	95,860,389.48
129	241,645,608.37	190	94,373,544.57
130	237,993,674.25	191	92,908,956.36
131	234,395,710.98	192	91,466,297.53
132	230,850,929.99	193	90,045,245.49
133	227,358,554.17	194	88,645,482.38
134	223,917,817.71	195	87,266,694.97
135	220,527,965.90	196	85,908,574.60
136	217,188,255.00	197	84,570,817.08
137	213,897,952.09	198	83,253,122.70
138	210,656,334.88	199	81,955,196.08
139	207,462,691.58	200	80,676,746.17
140	204,316,320.74	201	79,417,486.16
141	201,216,531.09	202	78,177,133.42
142	198,162,641.44	203	76,955,409.45
143	195,153,980.45	204	75,752,039.79
144	192,189,886.58	205	74,566,754.00
145	189,269,707.87	206	73,399,285.60
146	186,392,801.84	207	72,249,371.97
147	183,558,535.38	208	71,116,754.33
148	180,766,284.53	209	70,001,177.69
149	178,015,434.45	210	68,902,390.76
150	175,305,379.20	211	67,820,145.93
151	172,635,521.66	212	66,754,199.21
152	170,005,273.41	213	65,704,310.15
153	167,414,054.55	214	64,670,241.84
154	164,861,293.63	215	63,651,760.79
155	162,346,427.52	216	62,648,636.95
156	159,868,901.25	217	61,660,643.63
157	157,428,167.95	218	60,687,557.42
158	155,023,688.67	219	59,729,158.20
159	152,654,932.34	220	58,785,229.07
160	150,321,375.57	221	57,855,556.26
161	148,022,502.61	222	56,939,929.16
162	145,757,805.20	223	56,038,140.23
163	143,526,782.49	224	55,149,984.95
164	141,328,940.89	225	54,275,261.79
165	139,163,794.01	226	53,413,772.17
166	137,030,862.53	227	52,565,320.42
167	134,929,674.10	228	51,729,713.71
168	132,859,763.25	229	50,906,762.05
169	130,820,671.29	230	50,096,278.21
170	128,811,946.18	231	49,298,077.70
171	126,833,142.49	232	48,511,978.73
172	124,883,821.24	233	47,737,802.18
173	122,963,549.87	234	46,975,371.54
174	121,071,902.10	235	46,224,512.86
175	119,208,457.86	236	45,485,054.77
176	117,372,803.18	237	44,756,828.39
177	115,564,530.14	238	44,039,667.30
178	113,783,236.75	239	43,333,407.54
179	112,028,526.87	240	42,637,887.52
180	110,300,010.13
19

Excess Spread

Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)	Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)
1	5.320	4.758	2.12	2.12	53	5.133	4.679	2.27	2.26
2	5.356	4.817	0.67	0.63	54	5.140	4.682	2.44	2.43
3	5.373	4.874	1.62	1.62	55	5.147	4.684	2.35	2.35
4	5.359	4.927	2.42	2.50	56	5.153	4.686	2.52	2.52
5	5.352	4.969	1.95	2.09	57	5.158	4.689	2.35	2.36
6	5.317	4.989	2.13	2.35	58	5.161	4.691	2.36	2.36
7	5.266	4.996	1.95	2.24	59	5.164	4.694	2.53	2.53
8	5.224	4.990	2.13	2.47	60	5.166	4.697	2.36	2.37
9	5.183	4.972	1.95	2.32	61	5.169	4.700	2.52	2.53
10	5.146	4.938	1.95	2.34	62	5.176	4.704	2.35	2.37
11	5.117	4.895	2.13	2.51	63	5.182	4.708	2.36	2.37
12	5.100	4.867	1.95	2.31	64	5.188	4.712	2.70	2.72
13	5.079	4.846	2.13	2.48	65	5.193	4.716	2.37	2.39
14	5.045	4.811	1.94	2.31	66	5.198	4.721	2.54	2.56
15	5.013	4.777	1.94	2.31	67	5.203	4.726	2.36	2.39
16	4.982	4.743	2.31	2.66	68	5.207	4.730	2.54	2.57
17	4.954	4.711	1.94	2.30	69	5.210	4.735	2.37	2.40
18	4.929	4.682	2.13	2.47	70	5.213	4.740	2.38	2.41
19	4.908	4.656	1.94	2.29	71	5.216	4.745	2.55	2.59
20	4.892	4.633	2.12	2.45	72	5.218	4.750	2.39	2.43
21	4.882	4.614	1.94	2.26	73	5.221	4.754	2.55	2.60
22	4.877	4.599	1.94	2.25	74	5.226	4.759	2.40	2.46
23	4.880	4.587	2.12	2.40	75	5.230	4.763	2.41	2.47
24	4.890	4.578	1.94	2.21	76	5.234	4.766	2.93	2.98
25	4.904	4.572	2.12	2.35	77	5.238	4.769	2.43	2.49
26	4.916	4.569	1.94	2.16	78	5.241	4.772	2.61	2.67
27	4.930	4.569	1.94	2.15	79	5.244	4.775	2.43	2.50
28	4.943	4.571	2.49	2.65	80	5.246	4.778	2.61	2.67
29	4.955	4.574	1.93	2.12	81	5.248	4.780	2.45	2.51
30	4.966	4.579	2.12	2.28	82	5.250	4.782	2.45	2.52
31	4.976	4.584	1.93	2.11	83	5.251	4.784	2.63	2.70
32	4.985	4.591	2.12	2.28	84	5.252	4.786	2.47	2.54
33	4.990	4.598	1.93	2.10	85	5.252	4.788	2.63	2.71
34	4.994	4.604	1.93	2.10	86	5.252	4.790	2.11	2.21
35	4.994	4.611	2.12	2.28	87	5.253	4.792	2.11	2.21
36	4.990	4.617	1.93	2.12	88	5.254	4.794	2.66	2.75
37	4.995	4.623	2.11	2.30	89	5.255	4.796	2.12	2.23
38	5.010	4.628	1.93	2.11	90	5.257	4.798	2.31	2.41
39	5.026	4.634	1.93	2.10	91	5.259	4.801	2.14	2.24
40	5.040	4.638	2.48	2.62	92	5.262	4.803	2.32	2.42
41	5.053	4.643	1.93	2.08	93	5.265	4.806	2.15	2.25
42	5.064	4.647	2.29	2.34	94	5.269	4.808	2.16	2.25
43	5.074	4.650	2.12	2.16	95	5.273	4.811	2.34	2.44
44	5.083	4.654	2.30	2.34	96	5.278	4.814	2.17	2.26
45	5.089	4.657	2.13	2.17	97	5.281	4.816	2.35	2.45
46	5.093	4.661	2.14	2.18	98	5.283	4.819	2.18	2.28
47	5.094	4.664	2.32	2.36	99	5.285	4.821	2.19	2.29
48	5.093	4.666	2.15	2.19	100	5.288	4.824	2.73	2.82
49	5.096	4.669	2.33	2.38	101	5.291	4.826	N/A	N/A
50	5.106	4.672	2.16	2.21
51	5.116	4.675	2.17	2.21
52	5.125	4.677	2.71	2.74

(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 25% CPR to the Clean-up Call Date (30/360 basis).

(2)	There is a 45 day look back period on the collateral.
(3)
Calculated as (a) interest collections on the collateral (net of the trust expense fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, multiplied by 12.

(4)	Assumes 1 month LIBOR stays at 5.320% and 1 month MTA stays at 4.758%.
(5)	Assumes proceeds from the Yield Maintenance Agreement are included.
20

Aggregate Mortgage Loan Summary Statistics*
[Subject to Change]

Group	Balance ($)(1)	Margin (%)(2)	Prepayment Penalty (Years)(3)	LTV (%)(3)	CA %(3)	Credit Score(4)	Percentage of 480 Month Original Terms(3)	WAVG Original Term (Months)(3)	Percentage of Loans w/ No Prepay Penalty(3)	Percentage of Loans w/ 1 Year Prepay Penalty(3)	Percentage of Loans w/ 3 Year Prepay Penalty(3)
1	1,320,132,013	3.32	1.85	75.50	55	699	26	392	15%	35%	50%
2	3,619,867,987	3.34	1.87	75.50	55	699	29	395	15%	34%	51%
Total	5,000,000,000	3.33	1.86	75.50	55	699	28	394	15%	34%	51%

1.	Subject to a 20% variance.
2.	Subject to a +/- 10bps.
3.	Subject to a 10% variance.
4.	Subject to a +/- 5pt variance.
1

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-12

Exhibit A

The Originator - Page 1

Countrywide Home Loans, Inc.

 The Servicer - Page 9

Countrywide Home Loans Servicing LP

The Trustee - Page 13

Wells Fargo Bank N.A.

The Certificate Insurer - Page 14

Financial Security Assurance Inc.

THE ORIGINATOR

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this free writing prospectus.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.
1

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.
2

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.
3

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.
4

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.
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Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.
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For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.
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Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.
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Servicing DISCLOSURE

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.
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Except as otherwise indicated, reference in the remainder of this exhibit to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Six Months Ended June 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.
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Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.
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If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.
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THE TRUSTEE

If specified in the related terms sheet, Wells Fargo Bank, N.A. (“Wells Fargo”) may act as master servicer and securities administrator under the pooling agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the Unites States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have serviced within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

If specified in the related terms sheet, under the terms of the pooling agreement, Wells Fargo may also be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo will be responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.
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THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by Financial Security Assurance Inc. (the “certificate insurer”). The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates.

General

The certificate insurer, which is referred to in this free writing prospectus as “FSA,” is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations - thereby enhancing the credit rating of those obligations - in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.
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Ratings

FSA's financial strength is rated “triple-A” by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this free writing prospectus.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

June 30, 2006 (In thousands) (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,562,050
Surplus Notes	108,850

Shareholder's Equity: Common Stock	15,000
Additional Paid-In Capital	841,971
Accumulated Other Comprehensive Income (net of deferred income taxes)	56,302
Accumulated Earnings	2,053,273
Total Shareholder's Equity	2,966,546

Total Deferred Premium Revenue (net), Surplus Notes Shareholder's Equity	$4,637,446

For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.
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Incorporation of Certain Documents by Reference

The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the preparation of this free writing prospectus and before the termination of the offering of the certificates shall be deemed incorporated by reference into this free writing prospectus.

The Depositor, on behalf of the trust fund, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of FSA included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this free writing prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.
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HarborView Mortgage Pass-Through Certificates
Series 2006-12

Preliminary Marketing Materials

$3,290,460,000 (Subject to +/- 20% Variance)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Andrew Jewett	(203) 618-2473

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
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Charles Shuey	(203) 618-6106
Jeff Traister	(203) 618-6160
Bill O’Brien	(203) 618-5627

Preliminary Term Sheet	Date Prepared: October 11, 2006

HarborView Mortgage Loan Trust 2006-12
Mortgage Loan Pass-Through Certificates, Series 2006-12
$3,290,460,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount ($)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$1,200,000,000	Not Marketed Hereby		Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A1 (3)	$279,454,000	0.75 / 0.75	1-20/1-20	Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A2 (5)	$119,682,000	2.12 / 2.12	20-32 / 20-32	Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A3 (5)	$331,664,000	5.40 / 5.98	32-100 / 32-216	Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1B (3)	$182,700,000	3.08 / 3.35	1-100 / 1-216	Floater	Senior Mezz	December 2037	[AAA/Aaa]
2A-2A (3)	$1,426,176,000	3.08 / 3.35	1-100/1-216	Floater	Super Senior	December 2036	[AAA/Aaa]
2A-2B(3)	$594,240,000	3.08 / 3.35	1-100/1-216	Floater	Senior Mezz	December 2036	[AAA/Aaa]
2A-2C (3)	$356,544,000	3.08 / 3.35	1-100/1-216	Floater	Senior Mezz	December 2037	[AAA/Aaa]
B-1 (4)	$121,030,000	Not Marketed Hereby		Floater	Subordinate	December 2036	[AA+/Aa1]
B-2 (4)	$93,860,000			Floater	Subordinate	December 2036	[ AA/Aa2]
B-3 (4)	$32,110,000			Floater	Subordinate	December 2036	[AA-/Aa3]
B-4 (4)	$71,630,000			Floater	Subordinate	December 2036	[A+/A1]
B-5 (4)	$56,810,000			Floater	Subordinate	December 2036	[A-/A3]
B-6 (4)	$24,700,000			Floater	Subordinate	December 2036	[BBB/Baa2]
B-7 (4)	$24,700,000			Floater	Subordinate	December 2036	[BBB-/Baa3]

Total	$4,915,300,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)
The WAL and Payment Windows to Call for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B, Class 2A-2C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates, other than the Class 2A-1A2 and Class 2A-1A3 Certificates, will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(5)
The Class 2A-1A2 and Class 2A-1A3 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 11.50%.

1

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Insurance Policy
Provider:	Financial Security Assurance Inc. (“FSA,” or the “Certificate Insurer”).

Originator:	Countrywide Home Loans Inc.

Servicer:	Countrywide Home Loans Servicing LP.

Trustee:	Wells Fargo Bank N.A.

Additional Disclosure:	For additional disclosure on (a) the Originator and its Underwriting Guidelines, (b) the Servicer (c) the Trustee and (d) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	November 1, 2006.

Expected Pricing Date:	October [19], 2006.

Closing Date:	December 13, 2006.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in December 2006.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates. The Subordinate Certificates together with the Senior Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The Trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests along with rights under yield maintenance agreements held outside the REMIC for tax purposes.
2

ERISA Eligibility:
The Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are expected to be ERISA eligible, provided the purchase and holding of such certificates is eligible for exemptive relief under an investor based or statutory exemption. The Certificates, other than the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are eligible to be purchased by plan investors that are contained in insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the aggregate principal balance of Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Initial Mortgage Loans:	The “Initial Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $3,940,000,000.

The “Group 1 Mortgage Loans” consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $1,320,132,013. The “Group 2 Initial Mortgage Loans” consist of conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $2,619,867,987. All the Group 1 and Group 2 Initial Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).

After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the related mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

3

Pre-Funding Account:
An account (the “Pre-Funding Account”) will be established on the Closing Date into which approximately $[1,000,000,000] (the “Original Pre-Funded Amount”) will be deposited which will be used to purchase subsequent conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years (the “Group II Subsequent Mortgage Loans” and together with the Initial Group II Mortgage Loans, the “Group II Mortgage Loans”). The aggregate Group II Subsequent Mortgage Loans is referred to herein as the “Subsequent Mortgage Loans.” The Subsequent Mortgage Loans will be originated by Countrywide Home Loans, Inc. and will be originated under the same of substantially similar underwriting guidelines as the Initial Mortgage Loans. On or prior to February 1, 2007 (the “Pre-Funding Period”), the amounts on deposit in the Pre-Funding Account will be used to purchase Subsequent Mortgage Loans having similar characteristics to the related Initial Mortgage Loans (with any unused portion of such deposit amount to be distributed as a payment of principal of the related Offered Certificates on the Distribution Date immediately following such date). The Group I Mortgage Loans and Group II Mortgage Loans are referred to herein as the “Mortgage Loans.”

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net WAC Cap:
The “Net WAC Cap” for the Certificates (other than the Class 2A-1B and Class 2A-2C Certificates) is equal to the weighted average Net Mortgage Rates of the Mortgage Loans, adjusted for the related accrual period.

The “Net WAC Cap” for the Class 2A-1B and Class 2A-2C Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date (y) less the insurance premium rate for such Distribution Date.

Net Maximum Rate:	The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net Maximum Rate Cap:	The “Net Maximum Rate Cap” for the each of the Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to [0.0625%] per annum.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, and the LPMI Fee Rate, if any.

Servicing Fee Rate:
The servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan, the Servicing Fee Rate will equal 0.375% per annum.

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:
(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

4

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals (x) the Net WAC Cap, computed for this purpose by first reducing the Weighted Average Mortgage Rate of the Group 1 Mortgage Loans and the Weighted Average Mortgage Rate of the Group 2 Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related Due Period and group over voluntary principal prepayments for the related Prepayment Period and Mortgage Loan Group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Pass-Through Rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The amount of current interest allocable to each Class of Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates.

Credit Enhancement:	Series 2006-12 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit Enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination;
4) Yield Maintenance Agreement; and
5) Only with respect to the Class 2A-1B and Class 2A-2C Certificates, the Policy issued by the Certificate Insurer.
5

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1B and Class 2A-2C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1B and Class 2A-2C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1B and Class 2A-2C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1B Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1B and Class 2A-2C Certificates.

On each Distribution Date, the securities administrator will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1B and Class 2A-2C Certificates. If an insufficiency exists and it is covered by the Policy, then the securities administrator, on behalf of the trustee, will make a draw on the Policy.

If for any reason the certificate insurer does not make the payments required under the Policy, the holders of the Class 2A-1B and Class 2-A2C Certificates will rely on the Group 2 Mortgage Loans for their distributions of interest and principal, and certificate holders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [0.50]% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account

Yield Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, beginning in May 2010, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Offered Certificates, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate immediately following the Distribution Date in October 2014.

6

Class 2A-1A2 and
Class 2A-1A3 Yield
Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Class 2A-1A2 and Class 2A-2A3 Yield Maintenance Agreement” to make payments in respect of Basis Risk Shortfalls to the Class 2A-1A2 and Class 2A-1A3 Certicates, to the extent not covered by Net Monthly Excess Cashflow. On each Distribution Date, the counterparty to the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum of 11.50% over (ii) the strike price for such Distribution Date specified on the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement Schedule herein, and (b) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Class 2A-1A2 Yield Maintenance Agreement will terminate after the Distribution Date in October 2009 and the Class 2A-1A3 Yield Maintenance Agreement will terminate after the Distribution Date in April 2015.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each final maturity reserve distribution date is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall amount. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in November 2016 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein. If on any distribution date after the 240th distribution date, the balance of the mortgage loans having 40-year original terms to maturity is greater than the Overcollateralization Target Amount for such period, then all the Net Monthly Excess Cashflow remaining after all amounts required to be distributed on such distribution date pursuant to priorities (1) through (8) under Net Monthly Excess Cashflow has been distributed will be used to pay the Certificates in accordance with (i) in Principal Distributions until the aggregate Certificate Principal Balances are reduced to zero.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans.

Final Maturity Reserve
Shortfall:
With respect to any distribution date, the lesser of (i) $ [307,702,373] over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account).

7

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i)
prior to the Stepdown Date, [0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
[1.25]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in December 2012 and [1.00]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in December 2009;

(b)	[0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)	the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii)	the later to occur of
a.	the Distribution Date occurring in December 2009; and
b.	the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to the Target Credit Enhancement Percentage for such Distribution Date.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to December 2012 [29.80]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after December 2012 [37.25]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the sum of (i) the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amount, for the related Distribution Date are greater than

Distribution Date	Percentage (1)
December 2008 - November 2009	[0.15]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
December 2009 - November 2010	[0.40]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2010 - November 2011	[0.70]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2011 - November 2012	[1.00]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
December 2012 - November 2013	[1.35]% for the first month plus an additional 1/12th of [0.15]% for each month thereafter
December 2013 and thereafter	[1.50]%

1.	Subject to a +/- 5% variance of the indicated percentage

8

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the sum of (i) aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account.

	Ratings (S/M)	Initial Credit Enhancement Percentage(1)	Target Credit Enhancement Percentage before December 2012 or Stepdown Date(2)	Target Credit Enhancement Percentage on or after December 2012 or Stepdown Date(3)
Senior	[AAA/Aaa]	9.100%	22.750%	18.200%
B-1	[AA+/Aa1]	6.650%	16.625%	13.300%
B-2	[ AA/Aa2]	4.750%	11.875%	9.500%
B-3	[AA-/Aa3]	4.100%	10.250%	8.200%
B-4	[A+/A1]	2.650%	6.625%	5.300%
B-5	[A-/A3]	1.500%	3.750%	3.000%
B-6	[BBB/Baa2]	1.000%	2.500%	2.000%
B-7	[BBB-/Baa3]	0.500%	1.250%	1.000%

(1) Subject to a variance of plus or minus 15% of the indicated credit enhancement based on rating agency requirements.
(2) Subject to a variance of plus or minus 37.5% of the indicated credit enhancement based on rating agency requirements.
(3) Subject to a variance of plus or minus 30% of the indicated credit enhancement based on rating agency requirements.

9

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated, pro rata to the Class 1A-1A Certificates, until the related class principal balance or component principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated, pro rata, to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, until the related class principal balance or component principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and Class 2A-1B Certificates will be allocated first to the Class 2A-1B and second, pro rata, to the Class 2A-1A1 Class 2A-1A2 and Class 2A-1A3 Certificates, provided further, that all realized losses allocable to the Class 2A-2A, Class 2A-2B, and Class 2A-2C Certificates will be allocated first to the Class 2A-2C Certificates then second, to the Class 2A-2B and third, to the Class 2A-2A Certificates, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
 For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) sum of the Principal Distribution Amounts for each Mortgage Loan Group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

10

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

11

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

12

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

13

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the Distribution Date in November 2016 and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;
2.
from the Interest Remittance Amount for the related Mortgage Loan Group to the holders of the Class 1A-1A and pro rata to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A , Class 2A-2B and Class 2A-2C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

3.	from the remaining Interest Remittance Amounts for both groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;
4.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;
5.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;
6.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;
7.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;
8.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;
9.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;
10.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount; and
11.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.
14

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.
first, from the related Principal Distribution Amount for the related Mortgage Loan Group, to the holders of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, as the case may be, the related Principal Distribution Amount pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Class Principal Balance is reduced zero. In certain circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;
f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;
g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

15

1.
first, to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for the Group 1 Mortgage Loans based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, and then to the holders of the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, the Principal Distribution Amount for the Group 2 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Principal Balance is reduced zero, such that each class of Senior Certificates will have at least [22.750]% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in December 2012 or [18.200]% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in December 2012;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups
a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;
b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;
c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;
d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;
e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;
f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;
g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.
Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

16

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.	to the Certificate Insurer, any unpaid amounts due.

5.
to pay the holders of Senior and Subodinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible master servicing compensation on that Distribution Date;

6.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

7.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, sequentially in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

8.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

9.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

10.	to the Final Maturity Reserve Fund, The Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

11.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include:
(i)	the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:
(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates in that order. (i)

(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

17

Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)	Period	Balance ($)	Strike (%)	Ceiling (%)
1	NA	NA	NA	49	1,174,200,145.67	4.910499	5.225869
2	NA	NA	NA	50	1,132,322,109.44	4.904400	5.231434
3	NA	NA	NA	51	1,092,038,413.21	4.898501	5.237599
4	NA	NA	NA	52	1,053,288,399.85	4.892831	5.244404
5	NA	NA	NA	53	965,781,023.23	4.810000	7.351623
6	NA	NA	NA	54	933,587,113.28	4.810000	7.252675
7	NA	NA	NA	55	862,444,418.98	4.640489	7.151204
8	NA	NA	NA	56	833,902,579.54	4.634687	7.041643
9	NA	NA	NA	57	806,444,416.90	4.628718	6.923260
10	NA	NA	NA	58	780,046,610.14	4.622583	6.806124
11	NA	NA	NA	59	754,491,860.99	4.616235	6.671994
12	NA	NA	NA	60	729,932,855.52	4.609716	6.583302
13	NA	NA	NA	61	665,377,075.60	4.590284	6.729135
14	NA	NA	NA	62	642,095,763.99	4.582317	6.874707
15	NA	NA	NA	63	619,759,711.92	4.574112	7.028430
16	NA	NA	NA	64	598,331,620.49	4.565664	7.170045
17	NA	NA	NA	65	577,775,583.79	4.556971	7.318992
18	NA	NA	NA	66	558,056,996.12	4.548030	7.463359
19	NA	NA	NA	67	504,880,633.30	4.520438	7.592592
20	NA	NA	NA	68	487,650,385.59	4.510207	7.747149
21	NA	NA	NA	69	471,121,531.08	4.499689	7.885532
22	NA	NA	NA	70	455,264,733.13	4.488881	8.015678
23	NA	NA	NA	71	440,050,120.63	4.477779	8.149819
24	NA	NA	NA	72	425,445,460.79	4.466374	8.272845
25	NA	NA	NA	73	386,086,387.02	4.431344	8.404619
26	NA	NA	NA	74	373,080,842.37	4.418144	8.530292
27	NA	NA	NA	75	360,571,273.77	4.404549	8.644650
28	NA	NA	NA	76	348,534,939.28	4.390547	8.760513
29	NA	NA	NA	77	336,953,935.38	4.376130	8.864648
30	NA	NA	NA	78	325,811,035.94	4.361292	8.962775
31	NA	NA	NA	79	290,944,784.33	4.307519	9.055838
32	NA	NA	NA	80	280,631,360.30	4.289053	9.135458
33	NA	NA	NA	81	270,708,191.94	4.269957	9.228056
34	NA	NA	NA	82	261,160,514.26	4.250214	9.317982
35	NA	NA	NA	83	251,974,121.38	4.229805	9.378532
36	NA	NA	NA	84	243,135,344.20	4.208713	9.440966
37	NA	NA	NA	85	215,940,782.36	4.132990	9.510248
38	NA	NA	NA	86	202,108,551.28	8.975763	9.565863
39	NA	NA	NA	87	193,758,636.57	8.991907	9.607437
40	NA	NA	NA	88	185,735,463.49	9.014960	9.657079
41	NA	NA	NA	89	178,025,761.39	9.004190	9.674117
42	1,551,815,310.86	4.944662	5.183291	90	170,620,649.22	8.999589	9.698592
43	1,497,713,261.08	4.946585	5.193834	91	163,507,627.46	8.989584	9.718995
44	1,414,830,312.92	4.940524	5.202257	92	156,677,210.34	8.954098	9.715307
45	1,407,407,045.04	4.945228	5.208342	93	150,119,366.44	8.932100	9.726563
46	1,357,004,964.56	4.939508	5.212394	94	143,825,324.61	8.892371	9.721601
47	1,308,515,284.15	4.933390	5.216388	95	137,784,603.55	8.840684	9.706269
48	1,261,697,626.33	4.927367	5.220867	96	0.00	0.000000	0.000000
18

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
120	277,077,706.01	181	108,597,301.84
121	272,902,574.05	182	106,920,022.92
122	268,789,053.95	183	105,267,799.82
123	264,736,246.20	184	103,640,264.41
124	260,743,264.36	185	102,037,053.92
125	256,809,234.84	186	100,457,810.90
126	252,933,296.73	187	98,902,183.06
127	249,114,601.65	188	97,369,823.28
128	245,352,313.51	189	95,860,389.48
129	241,645,608.37	190	94,373,544.57
130	237,993,674.25	191	92,908,956.36
131	234,395,710.98	192	91,466,297.53
132	230,850,929.99	193	90,045,245.49
133	227,358,554.17	194	88,645,482.38
134	223,917,817.71	195	87,266,694.97
135	220,527,965.90	196	85,908,574.60
136	217,188,255.00	197	84,570,817.08
137	213,897,952.09	198	83,253,122.70
138	210,656,334.88	199	81,955,196.08
139	207,462,691.58	200	80,676,746.17
140	204,316,320.74	201	79,417,486.16
141	201,216,531.09	202	78,177,133.42
142	198,162,641.44	203	76,955,409.45
143	195,153,980.45	204	75,752,039.79
144	192,189,886.58	205	74,566,754.00
145	189,269,707.87	206	73,399,285.60
146	186,392,801.84	207	72,249,371.97
147	183,558,535.38	208	71,116,754.33
148	180,766,284.53	209	70,001,177.69
149	178,015,434.45	210	68,902,390.76
150	175,305,379.20	211	67,820,145.93
151	172,635,521.66	212	66,754,199.21
152	170,005,273.41	213	65,704,310.15
153	167,414,054.55	214	64,670,241.84
154	164,861,293.63	215	63,651,760.79
155	162,346,427.52	216	62,648,636.95
156	159,868,901.25	217	61,660,643.63
157	157,428,167.95	218	60,687,557.42
158	155,023,688.67	219	59,729,158.20
159	152,654,932.34	220	58,785,229.07
160	150,321,375.57	221	57,855,556.26
161	148,022,502.61	222	56,939,929.16
162	145,757,805.20	223	56,038,140.23
163	143,526,782.49	224	55,149,984.95
164	141,328,940.89	225	54,275,261.79
165	139,163,794.01	226	53,413,772.17
166	137,030,862.53	227	52,565,320.42
167	134,929,674.10	228	51,729,713.71
168	132,859,763.25	229	50,906,762.05
169	130,820,671.29	230	50,096,278.21
170	128,811,946.18	231	49,298,077.70
171	126,833,142.49	232	48,511,978.73
172	124,883,821.24	233	47,737,802.18
173	122,963,549.87	234	46,975,371.54
174	121,071,902.10	235	46,224,512.86
175	119,208,457.86	236	45,485,054.77
176	117,372,803.18	237	44,756,828.39
177	115,564,530.14	238	44,039,667.30
178	113,783,236.75	239	43,333,407.54
179	112,028,526.87	240	42,637,887.52
180	110,300,010.13
19

Excess Spread

Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)	Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)
1	5.320	4.758	2.12	2.12	53	5.133	4.679	2.27	2.26
2	5.356	4.817	0.67	0.63	54	5.140	4.682	2.44	2.43
3	5.373	4.874	1.62	1.62	55	5.147	4.684	2.35	2.35
4	5.359	4.927	2.42	2.50	56	5.153	4.686	2.52	2.52
5	5.352	4.969	1.95	2.09	57	5.158	4.689	2.35	2.36
6	5.317	4.989	2.13	2.35	58	5.161	4.691	2.36	2.36
7	5.266	4.996	1.95	2.24	59	5.164	4.694	2.53	2.53
8	5.224	4.990	2.13	2.47	60	5.166	4.697	2.36	2.37
9	5.183	4.972	1.95	2.32	61	5.169	4.700	2.52	2.53
10	5.146	4.938	1.95	2.34	62	5.176	4.704	2.35	2.37
11	5.117	4.895	2.13	2.51	63	5.182	4.708	2.36	2.37
12	5.100	4.867	1.95	2.31	64	5.188	4.712	2.70	2.72
13	5.079	4.846	2.13	2.48	65	5.193	4.716	2.37	2.39
14	5.045	4.811	1.94	2.31	66	5.198	4.721	2.54	2.56
15	5.013	4.777	1.94	2.31	67	5.203	4.726	2.36	2.39
16	4.982	4.743	2.31	2.66	68	5.207	4.730	2.54	2.57
17	4.954	4.711	1.94	2.30	69	5.210	4.735	2.37	2.40
18	4.929	4.682	2.13	2.47	70	5.213	4.740	2.38	2.41
19	4.908	4.656	1.94	2.29	71	5.216	4.745	2.55	2.59
20	4.892	4.633	2.12	2.45	72	5.218	4.750	2.39	2.43
21	4.882	4.614	1.94	2.26	73	5.221	4.754	2.55	2.60
22	4.877	4.599	1.94	2.25	74	5.226	4.759	2.40	2.46
23	4.880	4.587	2.12	2.40	75	5.230	4.763	2.41	2.47
24	4.890	4.578	1.94	2.21	76	5.234	4.766	2.93	2.98
25	4.904	4.572	2.12	2.35	77	5.238	4.769	2.43	2.49
26	4.916	4.569	1.94	2.16	78	5.241	4.772	2.61	2.67
27	4.930	4.569	1.94	2.15	79	5.244	4.775	2.43	2.50
28	4.943	4.571	2.49	2.65	80	5.246	4.778	2.61	2.67
29	4.955	4.574	1.93	2.12	81	5.248	4.780	2.45	2.51
30	4.966	4.579	2.12	2.28	82	5.250	4.782	2.45	2.52
31	4.976	4.584	1.93	2.11	83	5.251	4.784	2.63	2.70
32	4.985	4.591	2.12	2.28	84	5.252	4.786	2.47	2.54
33	4.990	4.598	1.93	2.10	85	5.252	4.788	2.63	2.71
34	4.994	4.604	1.93	2.10	86	5.252	4.790	2.11	2.21
35	4.994	4.611	2.12	2.28	87	5.253	4.792	2.11	2.21
36	4.990	4.617	1.93	2.12	88	5.254	4.794	2.66	2.75
37	4.995	4.623	2.11	2.30	89	5.255	4.796	2.12	2.23
38	5.010	4.628	1.93	2.11	90	5.257	4.798	2.31	2.41
39	5.026	4.634	1.93	2.10	91	5.259	4.801	2.14	2.24
40	5.040	4.638	2.48	2.62	92	5.262	4.803	2.32	2.42
41	5.053	4.643	1.93	2.08	93	5.265	4.806	2.15	2.25
42	5.064	4.647	2.29	2.34	94	5.269	4.808	2.16	2.25
43	5.074	4.650	2.12	2.16	95	5.273	4.811	2.34	2.44
44	5.083	4.654	2.30	2.34	96	5.278	4.814	2.17	2.26
45	5.089	4.657	2.13	2.17	97	5.281	4.816	2.35	2.45
46	5.093	4.661	2.14	2.18	98	5.283	4.819	2.18	2.28
47	5.094	4.664	2.32	2.36	99	5.285	4.821	2.19	2.29
48	5.093	4.666	2.15	2.19	100	5.288	4.824	2.73	2.82
49	5.096	4.669	2.33	2.38	101	5.291	4.826	N/A	N/A
50	5.106	4.672	2.16	2.21
51	5.116	4.675	2.17	2.21
52	5.125	4.677	2.71	2.74

(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 25% CPR to the Clean-up Call Date (30/360 basis).

(2)	There is a 45 day look back period on the collateral.
(3)
Calculated as (a) interest collections on the collateral (net of the trust expense fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, multiplied by 12.

(4)	Assumes 1 month LIBOR stays at 5.320% and 1 month MTA stays at 4.758%.
(5)	Assumes proceeds from the Yield Maintenance Agreement are included.
20

Aggregate Mortgage Loan Summary Statistics*
[Subject to Change]

Group	Balance ($)(1)	Margin (%)(2)	Prepayment Penalty (Years)(3)	LTV (%)(3)	CA %(3)	Credit Score(4)	Percentage of 480 Month Original Terms(3)	WAVG Original Term (Months)(3)	Percentage of Loans w/ No Prepay Penalty(3)	Percentage of Loans w/ 1 Year Prepay Penalty(3)	Percentage of Loans w/ 3 Year Prepay Penalty(3)
1	1,320,132,013	3.32	1.85	75.50	55	699	26	392	15%	35%	50%
2	3,619,867,987	3.34	1.87	75.50	55	699	29	395	15%	34%	51%
Total	5,000,000,000	3.33	1.86	75.50	55	699	28	394	15%	34%	51%

1.	Subject to a 20% variance.
2.	Subject to a +/- 10bps.
3.	Subject to a 10% variance.
4.	Subject to a +/- 5pt variance.
1

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-12

Exhibit A

The Originator - Page 1

Countrywide Home Loans, Inc.

 The Servicer - Page 9

Countrywide Home Loans Servicing LP

The Trustee - Page 13

Wells Fargo Bank N.A.

The Certificate Insurer - Page 14

Financial Security Assurance Inc.

THE ORIGINATOR

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this free writing prospectus.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.
1

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.
2

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.
3

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.
4

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.
5

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.
6

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.
7

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.
8

Servicing DISCLOSURE

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.
9

Except as otherwise indicated, reference in the remainder of this exhibit to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Six Months Ended June 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.
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Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.
11

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.
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THE TRUSTEE

If specified in the related terms sheet, Wells Fargo Bank, N.A. (“Wells Fargo”) may act as master servicer and securities administrator under the pooling agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the Unites States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have serviced within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

If specified in the related terms sheet, under the terms of the pooling agreement, Wells Fargo may also be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo will be responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.
13

THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by Financial Security Assurance Inc. (the “certificate insurer”). The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates.

General

The certificate insurer, which is referred to in this free writing prospectus as “FSA,” is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations - thereby enhancing the credit rating of those obligations - in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.
14

Ratings

FSA's financial strength is rated “triple-A” by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this free writing prospectus.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

June 30, 2006 (In thousands) (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,562,050
Surplus Notes	108,850

Shareholder's Equity: Common Stock	15,000
Additional Paid-In Capital	841,971
Accumulated Other Comprehensive Income (net of deferred income taxes)	56,302
Accumulated Earnings	2,053,273
Total Shareholder's Equity	2,966,546

Total Deferred Premium Revenue (net), Surplus Notes Shareholder's Equity	$4,637,446

For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.
15

Incorporation of Certain Documents by Reference

The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the preparation of this free writing prospectus and before the termination of the offering of the certificates shall be deemed incorporated by reference into this free writing prospectus.

The Depositor, on behalf of the trust fund, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of FSA included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this free writing prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.
16

HarborView Mortgage Pass-Through Certificates
Series 2006-12

Preliminary Marketing Materials

$1,200,000,000 (Subject to +/- 10% Variance)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

The representations and covenants, cashflows and structure with respect to Harborview Mortgage Loan Trust 2006-12 will comply in all respects with Freddie Mac's Investment Requirements, August 2006 Version. The transaction is anticipated to be structured as a QSPE.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Andrew Jewett	(203) 618-2473

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Charles Shuey	(203) 618-6106
Jeff Traister	(203) 618-6160
Bill O’Brien	(203) 618-5627

Preliminary Term Sheet	Date Prepared: October 11, 2006

HarborView Mortgage Loan Trust 2006-12
Mortgage Loan Pass-Through Certificates, Series 2006-12
$1,200,000,000 (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans
Class (1)	Principal Amount ($)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$1,200,000,000	3.08 / 3.35	1-100 / 1-216	Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A1 (3)	$279,454,000	Not Marketed Hereby		Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A2 (5)	$119,682,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1A3 (5)	$331,664,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-1B (3)	$182,700,000			Floater	Senior Mezz	December 2037	[AAA/Aaa]
2A-2A (3)	$1,426,176,000			Floater	Super Senior	December 2036	[AAA/Aaa]
2A-2B(3)	$594,240,000			Floater	Senior Mezz	December 2036	[AAA/Aaa]
2A-2C (3)	$356,544,000			Floater	Senior Mezz	December 2037	[AAA/Aaa]
B-1 (4)	$121,030,000			Floater	Subordinate	December 2036	[AA+/Aa1]
B-2 (4)	$93,860,000			Floater	Subordinate	December 2036	[ AA/Aa2]
B-3 (4)	$32,110,000			Floater	Subordinate	December 2036	[AA-/Aa3]
B-4 (4)	$71,630,000			Floater	Subordinate	December 2036	[A+/A1]
B-5 (4)	$56,810,000			Floater	Subordinate	December 2036	[A-/A3]
B-6 (4)	$24,700,000			Floater	Subordinate	December 2036	[BBB/Baa2]
B-7 (4)	$24,700,000			Floater	Subordinate	December 2036	[BBB-/Baa3]

Total	$4,915,300,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3,Class Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)
The WAL and Payment Windows to Call for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B, Class 2A-2C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates, other than the Class 2A-1A2 and Class 2A-1A3 Certificates, will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(5)
The Class 2A-1A2 and Class 2A-1A3 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 11.50%.

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Insurance Policy
Provider:	Financial Security Assurance Inc. (“FSA,” or the “Certificate Insurer”).

Originator:	Countrywide Home Loans Inc.

Servicer:	Countrywide Home Loans Servicing LP.

Trustee:	Wells Fargo Bank N.A.

Additional Disclosure:	For additional disclosure on (a) the Originator and its Underwriting Guidelines, (b) the Servicer (c) the Trustee and (d) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	November 1, 2006.

Expected Pricing Date:	October [19], 2006.

Closing Date:	December 13, 2006.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in December 2006.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates. The Subordinate Certificates together with the Senior Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The Trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests along with rights under yield maintenance agreements held outside the REMIC for tax purposes.

ERISA Eligibility:
The Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are expected to be ERISA eligible, provided the purchase and holding of such certificates is eligible for exemptive relief under an investor based or statutory exemption. The Certificates, other than the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A are eligible to be purchased by plan investors that are contained in insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and 2A-2A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the aggregate principal balance of Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Initial Mortgage Loans:	The “Initial Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $3,940,000,000.

The “Group 1 Mortgage Loans” consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $1,320,132,013. The “Group 2 Initial Mortgage Loans” consist of conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $2,619,867,987. All the Group 1 and Group 2 Initial Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).

After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the related mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

Pre-Funding Account:
An account (the “Pre-Funding Account”) will be established on the Closing Date into which approximately $[1,000,000,000] (the “Original Pre-Funded Amount”) will be deposited which will be used to purchase subsequent conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years (the “Group II Subsequent Mortgage Loans” and together with the Initial Group II Mortgage Loans, the “Group II Mortgage Loans”). The aggregate Group II Subsequent Mortgage Loans is referred to herein as the “Subsequent Mortgage Loans.” The Subsequent Mortgage Loans will be originated by Countrywide Home Loans, Inc. and will be originated under the same of substantially similar underwriting guidelines as the Initial Mortgage Loans. On or prior to February 1, 2007 (the “Pre-Funding Period”), the amounts on deposit in the Pre-Funding Account will be used to purchase Subsequent Mortgage Loans having similar characteristics to the related Initial Mortgage Loans (with any unused portion of such deposit amount to be distributed as a payment of principal of the related Offered Certificates on the Distribution Date immediately following such date). The Group I Mortgage Loans and Group II Mortgage Loans are referred to herein as the “Mortgage Loans.”

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net WAC Cap:
The “Net WAC Cap” for the Certificates (other than the Class 2A-1B and Class 2A-2C Certificates) is equal to the weighted average Net Mortgage Rates of the Mortgage Loans, adjusted for the related accrual period.

The “Net WAC Cap” for the Class 2A-1B and Class 2A-2C Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date (y) less the insurance premium rate for such Distribution Date.

Net Maximum Rate:	The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the Trust Expense Fee Rate, and on or after November 2016, the Final Maturity Reserve Fund Rate.

Net Maximum Rate Cap:	The “Net Maximum Rate Cap” for the each of the Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to [0.0625%] per annum.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, and the LPMI Fee Rate, if any.

Servicing Fee Rate:
The servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan, the Servicing Fee Rate will equal 0.375% per annum.

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:
(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals (x) the Net WAC Cap, computed for this purpose by first reducing the Weighted Average Mortgage Rate of the Group 1 Mortgage Loans and the Weighted Average Mortgage Rate of the Group 2 Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related Due Period and group over voluntary principal prepayments for the related Prepayment Period and Mortgage Loan Group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Pass-Through Rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The amount of current interest allocable to each Class of Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates.

Credit Enhancement:	Series 2006-12 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination;
4) Yield Maintenance Agreement; and
5) Only with respect to the Class 2A-1B and Class 2A-2C Certificates, the Policy issued by the Certificate Insurer.

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1B and Class 2A-2C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1B and Class 2A-2C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1B and Class 2A-2C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1B Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1B and Class 2A-2C Certificates.

On each Distribution Date, the securities administrator will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1B and Class 2A-2C Certificates. If an insufficiency exists and it is covered by the Policy, then the securities administrator, on behalf of the trustee, will make a draw on the Policy.

If for any reason the certificate insurer does not make the payments required under the Policy, the holders of the Class 2A-1B and Class 2-A2C Certificates will rely on the Group 2 Mortgage Loans for their distributions of interest and principal, and certificate holders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [0.50]% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account

Yield Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, beginning in May 2010, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Offered Certificates, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate immediately following the Distribution Date in October 2014.

Class 2A-1A2 and
Class 2A-1A3 Yield
Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Class 2A-1A2 and Class 2A-2A3 Yield Maintenance Agreement” to make payments in respect of Basis Risk Shortfalls to the Class 2A-1A2 and Class 2A-1A3 Certicates, to the extent not covered by Net Monthly Excess Cashflow. On each Distribution Date, the counterparty to the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum of 11.50% over (ii) the strike price for such Distribution Date specified on the Class 2A-1A2 and Class 2A-1A3 Yield Maintenance Agreement Schedule herein, and (b) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Class 2A-1A2 Yield Maintenance Agreement will terminate after the Distribution Date in October 2009 and the Class 2A-1A3 Yield Maintenance Agreement will terminate after the Distribution Date in April 2015.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each final maturity reserve distribution date is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall amount. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in November 2016 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein. If on any distribution date after the 240th distribution date, the balance of the mortgage loans having 40-year original terms to maturity is greater than the Overcollateralization Target Amount for such period, then all the Net Monthly Excess Cashflow remaining after all amounts required to be distributed on such distribution date pursuant to priorities (1) through (8) under Net Monthly Excess Cashflow has been distributed will be used to pay the Certificates in accordance with (i) in Principal Distributions until the aggregate Certificate Principal Balances are reduced to zero.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans.

Final Maturity Reserve
Shortfall:
With respect to any distribution date, the lesser of (i) $ [307,702,373] over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account).

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i)
prior to the Stepdown Date, [0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
[1.25]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in December 2012 and [1.00]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in December 2012;

(b)	[0.50]% of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (b) the amounts on deposit in the Pre-Funding Accounts on the Closing Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)	the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii)	the later to occur of
a.	the Distribution Date occurring in December 2009; and
b.	the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to the Target Credit Enhancement Percentage for such Distribution Date.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to December 2012 [29.80]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after December 2012 [37.25]% (Subject to a +/- 5% variance) of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the sum of (i) the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amount, for the related Distribution Date are greater than

Distribution Date	Percentage (1)
December 2008 - November 2009	[0.15]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
December 2009 - November 2010	[0.40]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2010 - November 2011	[0.70]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
December 2011 - November 2012	[1.00]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
December 2012 - November 2013	[1.35]% for the first month plus an additional 1/12th of [0.15]% for each month thereafter
December 2013 and thereafter	[1.50]%

1.	Subject to a +/- 5% variance of the indicated percentage

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the sum of (i) aggregate principal balance of the Mortgage Loans and (ii) any amounts remaining on deposit in the Pre-Funding Account.

	Ratings (S/M)	Initial Credit Enhancement Percentage(1)	Target Credit Enhancement Percentage before December 2012 or Stepdown Date(2)	Target Credit Enhancement Percentage on or after December 2012 or Stepdown Date(3)
Senior	[AAA/Aaa]	9.100%	22.750%	18.200%
B-1	[AA+/Aa1]	6.650%	16.625%	13.300%
B-2	[ AA/Aa2]	4.750%	11.875%	9.500%
B-3	[AA-/Aa3]	4.100%	10.250%	8.200%
B-4	[A+/A1]	2.650%	6.625%	5.300%
B-5	[A-/A3]	1.500%	3.750%	3.000%
B-6	[BBB/Baa2]	1.000%	2.500%	2.000%
B-7	[BBB-/Baa3]	0.500%	1.250%	1.000%

(1) Subject to a variance of plus or minus 15% of the indicated credit enhancement based on rating agency requirements.
(2) Subject to a variance of plus or minus 37.5% of the indicated credit enhancement based on rating agency requirements.
(3) Subject to a variance of plus or minus 30% of the indicated credit enhancement based on rating agency requirements.

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated, pro rata to the Class 1A-1A Certificates, until the related class principal balance or component principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated, pro rata, to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, until the related class principal balance or component principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 and Class 2A-1B Certificates will be allocated first to the Class 2A-1B and second, pro rata, to the Class 2A-1A1 Class 2A-1A2 and Class 2A-1A3 Certificates, provided further, that all realized losses allocable to the Class 2A-2A, Class 2A-2B, and Class 2A-2C Certificates will be allocated first to the Class 2A-2C Certificates then second, to the Class 2A-2B and third, to the Class 2A-2A Certificates, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
 For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) sum of the Principal Distribution Amounts for each Mortgage Loan Group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) (x) 100% minus (y) the Target Credit Enhancement for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the product of (i) 0.50% and (ii) the aggregate balance of the Mortgage Loans on the Closing Date.

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the Distribution Date in November 2016 and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;
2.
from the Interest Remittance Amount for the related Mortgage Loan Group to the holders of the Class 1A-1A and pro rata to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A , Class 2A-2B and Class 2A-2C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

3.	from the remaining Interest Remittance Amounts for both groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;
4.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;
5.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;
6.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;
7.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;
8.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;
9.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;
10.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount; and
11.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.
first, from the related Principal Distribution Amount for the related Mortgage Loan Group, to the holders of the Class 1A-1A, Class 2A-1A1, Class 2A-1A2, Class 2A-1A3 Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, as the case may be, the related Principal Distribution Amount pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Principal Balance is reduced zero. In certain circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;
f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;
g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.
first, to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for the Group 1 Mortgage Loans based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, and then to the holders of the Class 2A-1A1, Class 2A-1A2, Class 2A-1A3, Class 2A-1B, Class 2A-2A, Class 2A-2B and Class 2A-2C Certificates, the Principal Distribution Amount for the Group 2 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, provided however that principal allocated to the Class 2A-1A3 Certificates will first be allocated to the Class 2A-1A2 Certificates until the Class 2A-1A2 Principal Balance is reduced zero and principal allocated to the Class 2A-1A2 Certificates will first be allocated to the Class 2A-1A1 Certificates until the Class 2A-1A1 Principal Balance is reduced zero, such that each class of Senior Certificates will have at least [22.750]% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in December 2012 or [18.200]% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in December 2012;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;
3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups
a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;
b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;
c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;
d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;
e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;
f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;
g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount; and
h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.
Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.	to the Certificate Insurer, any unpaid amounts due.

5.
to pay the holders of Senior and Subodinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible master servicing compensation on that Distribution Date;

6.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

7.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, sequentially in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

8.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

9.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

10.	to the Final Maturity Reserve Fund, The Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

11.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include:
(i)	the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:
(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates in that order. (i)

(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)	Period	Balance ($)	Strike (%)	Ceiling (%)
1	NA	NA	NA	49	1,174,200,145.67	4.910499	5.225869
2	NA	NA	NA	50	1,132,322,109.44	4.904400	5.231434
3	NA	NA	NA	51	1,092,038,413.21	4.898501	5.237599
4	NA	NA	NA	52	1,053,288,399.85	4.892831	5.244404
5	NA	NA	NA	53	965,781,023.23	4.810000	7.351623
6	NA	NA	NA	54	933,587,113.28	4.810000	7.252675
7	NA	NA	NA	55	862,444,418.98	4.640489	7.151204
8	NA	NA	NA	56	833,902,579.54	4.634687	7.041643
9	NA	NA	NA	57	806,444,416.90	4.628718	6.923260
10	NA	NA	NA	58	780,046,610.14	4.622583	6.806124
11	NA	NA	NA	59	754,491,860.99	4.616235	6.671994
12	NA	NA	NA	60	729,932,855.52	4.609716	6.583302
13	NA	NA	NA	61	665,377,075.60	4.590284	6.729135
14	NA	NA	NA	62	642,095,763.99	4.582317	6.874707
15	NA	NA	NA	63	619,759,711.92	4.574112	7.028430
16	NA	NA	NA	64	598,331,620.49	4.565664	7.170045
17	NA	NA	NA	65	577,775,583.79	4.556971	7.318992
18	NA	NA	NA	66	558,056,996.12	4.548030	7.463359
19	NA	NA	NA	67	504,880,633.30	4.520438	7.592592
20	NA	NA	NA	68	487,650,385.59	4.510207	7.747149
21	NA	NA	NA	69	471,121,531.08	4.499689	7.885532
22	NA	NA	NA	70	455,264,733.13	4.488881	8.015678
23	NA	NA	NA	71	440,050,120.63	4.477779	8.149819
24	NA	NA	NA	72	425,445,460.79	4.466374	8.272845
25	NA	NA	NA	73	386,086,387.02	4.431344	8.404619
26	NA	NA	NA	74	373,080,842.37	4.418144	8.530292
27	NA	NA	NA	75	360,571,273.77	4.404549	8.644650
28	NA	NA	NA	76	348,534,939.28	4.390547	8.760513
29	NA	NA	NA	77	336,953,935.38	4.376130	8.864648
30	NA	NA	NA	78	325,811,035.94	4.361292	8.962775
31	NA	NA	NA	79	290,944,784.33	4.307519	9.055838
32	NA	NA	NA	80	280,631,360.30	4.289053	9.135458
33	NA	NA	NA	81	270,708,191.94	4.269957	9.228056
34	NA	NA	NA	82	261,160,514.26	4.250214	9.317982
35	NA	NA	NA	83	251,974,121.38	4.229805	9.378532
36	NA	NA	NA	84	243,135,344.20	4.208713	9.440966
37	NA	NA	NA	85	215,940,782.36	4.132990	9.510248
38	NA	NA	NA	86	202,108,551.28	8.975763	9.565863
39	NA	NA	NA	87	193,758,636.57	8.991907	9.607437
40	NA	NA	NA	88	185,735,463.49	9.014960	9.657079
41	NA	NA	NA	89	178,025,761.39	9.004190	9.674117
42	1,551,815,310.86	4.944662	5.183291	90	170,620,649.22	8.999589	9.698592
43	1,497,713,261.08	4.946585	5.193834	91	163,507,627.46	8.989584	9.718995
44	1,414,830,312.92	4.940524	5.202257	92	156,677,210.34	8.954098	9.715307
45	1,407,407,045.04	4.945228	5.208342	93	150,119,366.44	8.932100	9.726563
46	1,357,004,964.56	4.939508	5.212394	94	143,825,324.61	8.892371	9.721601
47	1,308,515,284.15	4.933390	5.216388	95	137,784,603.55	8.840684	9.706269
48	1,261,697,626.33	4.927367	5.220867	96	0.00	0.000000	0.000000

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
120	277,077,706.01	181	108,597,301.84
121	272,902,574.05	182	106,920,022.92
122	268,789,053.95	183	105,267,799.82
123	264,736,246.20	184	103,640,264.41
124	260,743,264.36	185	102,037,053.92
125	256,809,234.84	186	100,457,810.90
126	252,933,296.73	187	98,902,183.06
127	249,114,601.65	188	97,369,823.28
128	245,352,313.51	189	95,860,389.48
129	241,645,608.37	190	94,373,544.57
130	237,993,674.25	191	92,908,956.36
131	234,395,710.98	192	91,466,297.53
132	230,850,929.99	193	90,045,245.49
133	227,358,554.17	194	88,645,482.38
134	223,917,817.71	195	87,266,694.97
135	220,527,965.90	196	85,908,574.60
136	217,188,255.00	197	84,570,817.08
137	213,897,952.09	198	83,253,122.70
138	210,656,334.88	199	81,955,196.08
139	207,462,691.58	200	80,676,746.17
140	204,316,320.74	201	79,417,486.16
141	201,216,531.09	202	78,177,133.42
142	198,162,641.44	203	76,955,409.45
143	195,153,980.45	204	75,752,039.79
144	192,189,886.58	205	74,566,754.00
145	189,269,707.87	206	73,399,285.60
146	186,392,801.84	207	72,249,371.97
147	183,558,535.38	208	71,116,754.33
148	180,766,284.53	209	70,001,177.69
149	178,015,434.45	210	68,902,390.76
150	175,305,379.20	211	67,820,145.93
151	172,635,521.66	212	66,754,199.21
152	170,005,273.41	213	65,704,310.15
153	167,414,054.55	214	64,670,241.84
154	164,861,293.63	215	63,651,760.79
155	162,346,427.52	216	62,648,636.95
156	159,868,901.25	217	61,660,643.63
157	157,428,167.95	218	60,687,557.42
158	155,023,688.67	219	59,729,158.20
159	152,654,932.34	220	58,785,229.07
160	150,321,375.57	221	57,855,556.26
161	148,022,502.61	222	56,939,929.16
162	145,757,805.20	223	56,038,140.23
163	143,526,782.49	224	55,149,984.95
164	141,328,940.89	225	54,275,261.79
165	139,163,794.01	226	53,413,772.17
166	137,030,862.53	227	52,565,320.42
167	134,929,674.10	228	51,729,713.71
168	132,859,763.25	229	50,906,762.05
169	130,820,671.29	230	50,096,278.21
170	128,811,946.18	231	49,298,077.70
171	126,833,142.49	232	48,511,978.73
172	124,883,821.24	233	47,737,802.18
173	122,963,549.87	234	46,975,371.54
174	121,071,902.10	235	46,224,512.86
175	119,208,457.86	236	45,485,054.77
176	117,372,803.18	237	44,756,828.39
177	115,564,530.14	238	44,039,667.30
178	113,783,236.75	239	43,333,407.54
179	112,028,526.87	240	42,637,887.52
180	110,300,010.13

Excess Spread

Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)	Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)
1	5.320	4.758	2.12	2.12	53	5.133	4.679	2.27	2.26
2	5.356	4.817	0.67	0.63	54	5.140	4.682	2.44	2.43
3	5.373	4.874	1.62	1.62	55	5.147	4.684	2.35	2.35
4	5.359	4.927	2.42	2.50	56	5.153	4.686	2.52	2.52
5	5.352	4.969	1.95	2.09	57	5.158	4.689	2.35	2.36
6	5.317	4.989	2.13	2.35	58	5.161	4.691	2.36	2.36
7	5.266	4.996	1.95	2.24	59	5.164	4.694	2.53	2.53
8	5.224	4.990	2.13	2.47	60	5.166	4.697	2.36	2.37
9	5.183	4.972	1.95	2.32	61	5.169	4.700	2.52	2.53
10	5.146	4.938	1.95	2.34	62	5.176	4.704	2.35	2.37
11	5.117	4.895	2.13	2.51	63	5.182	4.708	2.36	2.37
12	5.100	4.867	1.95	2.31	64	5.188	4.712	2.70	2.72
13	5.079	4.846	2.13	2.48	65	5.193	4.716	2.37	2.39
14	5.045	4.811	1.94	2.31	66	5.198	4.721	2.54	2.56
15	5.013	4.777	1.94	2.31	67	5.203	4.726	2.36	2.39
16	4.982	4.743	2.31	2.66	68	5.207	4.730	2.54	2.57
17	4.954	4.711	1.94	2.30	69	5.210	4.735	2.37	2.40
18	4.929	4.682	2.13	2.47	70	5.213	4.740	2.38	2.41
19	4.908	4.656	1.94	2.29	71	5.216	4.745	2.55	2.59
20	4.892	4.633	2.12	2.45	72	5.218	4.750	2.39	2.43
21	4.882	4.614	1.94	2.26	73	5.221	4.754	2.55	2.60
22	4.877	4.599	1.94	2.25	74	5.226	4.759	2.40	2.46
23	4.880	4.587	2.12	2.40	75	5.230	4.763	2.41	2.47
24	4.890	4.578	1.94	2.21	76	5.234	4.766	2.93	2.98
25	4.904	4.572	2.12	2.35	77	5.238	4.769	2.43	2.49
26	4.916	4.569	1.94	2.16	78	5.241	4.772	2.61	2.67
27	4.930	4.569	1.94	2.15	79	5.244	4.775	2.43	2.50
28	4.943	4.571	2.49	2.65	80	5.246	4.778	2.61	2.67
29	4.955	4.574	1.93	2.12	81	5.248	4.780	2.45	2.51
30	4.966	4.579	2.12	2.28	82	5.250	4.782	2.45	2.52
31	4.976	4.584	1.93	2.11	83	5.251	4.784	2.63	2.70
32	4.985	4.591	2.12	2.28	84	5.252	4.786	2.47	2.54
33	4.990	4.598	1.93	2.10	85	5.252	4.788	2.63	2.71
34	4.994	4.604	1.93	2.10	86	5.252	4.790	2.11	2.21
35	4.994	4.611	2.12	2.28	87	5.253	4.792	2.11	2.21
36	4.990	4.617	1.93	2.12	88	5.254	4.794	2.66	2.75
37	4.995	4.623	2.11	2.30	89	5.255	4.796	2.12	2.23
38	5.010	4.628	1.93	2.11	90	5.257	4.798	2.31	2.41
39	5.026	4.634	1.93	2.10	91	5.259	4.801	2.14	2.24
40	5.040	4.638	2.48	2.62	92	5.262	4.803	2.32	2.42
41	5.053	4.643	1.93	2.08	93	5.265	4.806	2.15	2.25
42	5.064	4.647	2.29	2.34	94	5.269	4.808	2.16	2.25
43	5.074	4.650	2.12	2.16	95	5.273	4.811	2.34	2.44
44	5.083	4.654	2.30	2.34	96	5.278	4.814	2.17	2.26
45	5.089	4.657	2.13	2.17	97	5.281	4.816	2.35	2.45
46	5.093	4.661	2.14	2.18	98	5.283	4.819	2.18	2.28
47	5.094	4.664	2.32	2.36	99	5.285	4.821	2.19	2.29
48	5.093	4.666	2.15	2.19	100	5.288	4.824	2.73	2.82
49	5.096	4.669	2.33	2.38	101	5.291	4.826	N/A	N/A
50	5.106	4.672	2.16	2.21
51	5.116	4.675	2.17	2.21
52	5.125	4.677	2.71	2.74

(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 25% CPR to the Clean-up Call Date (30/360 basis).

(2)	There is a 45 day look back period on the collateral.
(3)
Calculated as (a) interest collections on the collateral (net of the trust expense fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, multiplied by 12.

(4)	Assumes 1 month LIBOR stays at 5.320% and 1 month MTA stays at 4.758%.
(5)	Assumes proceeds from the Yield Maintenance Agreement are included.

Aggregate Mortgage Loan Summary Statistics*
[Subject to Change]

Group	Balance ($)(1)	Margin (%)(2)	Prepayment Penalty (Years)(3)	LTV (%)(3)	CA %(3)	Credit Score(4)	Percentage of 480 Month Original Terms(3)	WAVG Original Term (Months)(3)	Percentage of Loans w/ No Prepay Penalty(3)	Percentage of Loans w/ 1 Year Prepay Penalty(3)	Percentage of Loans w/ 3 Year Prepay Penalty(3)
1	1,320,132,013	3.32	1.85	75.50	55	699	26	392	15%	35%	50%
2	3,619,867,987	3.34	1.87	75.50	55	699	29	395	15%	34%	51%
Total	5,000,000,000	3.33	1.86	75.50	55	699	28	394	15%	34%	51%

1.	Subject to a 20% variance.
2.	Subject to a +/- 10bps.
3.	Subject to a 10% variance.
4.	Subject to a +/- 5pt variance.
1

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-12

Exhibit A

The Originator - Page 1

Countrywide Home Loans, Inc.

 The Servicer - Page 9

Countrywide Home Loans Servicing LP

The Trustee - Page 13

Wells Fargo Bank N.A.

The Certificate Insurer - Page 14

Financial Security Assurance Inc.

THE ORIGINATOR

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this free writing prospectus.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.
1

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.
2

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.
3

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.
4

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.
5

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.
6

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.
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Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.
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Servicing DISCLOSURE

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.
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Except as otherwise indicated, reference in the remainder of this exhibit to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Six Months Ended June 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.
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Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.
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If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.
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THE TRUSTEE

If specified in the related terms sheet, Wells Fargo Bank, N.A. (“Wells Fargo”) may act as master servicer and securities administrator under the pooling agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the Unites States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have serviced within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

If specified in the related terms sheet, under the terms of the pooling agreement, Wells Fargo may also be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo will be responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.
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THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by Financial Security Assurance Inc. (the “certificate insurer”). The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates.

General

The certificate insurer, which is referred to in this free writing prospectus as “FSA,” is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations - thereby enhancing the credit rating of those obligations - in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.
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Ratings

FSA's financial strength is rated “triple-A” by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this free writing prospectus.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

June 30, 2006 (In thousands) (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,562,050
Surplus Notes	108,850

Shareholder's Equity: Common Stock	15,000
Additional Paid-In Capital	841,971
Accumulated Other Comprehensive Income (net of deferred income taxes)	56,302
Accumulated Earnings	2,053,273
Total Shareholder's Equity	2,966,546

Total Deferred Premium Revenue (net), Surplus Notes Shareholder's Equity	$4,637,446

For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.
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Incorporation of Certain Documents by Reference

The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the preparation of this free writing prospectus and before the termination of the offering of the certificates shall be deemed incorporated by reference into this free writing prospectus.

The Depositor, on behalf of the trust fund, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of FSA included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this free writing prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.
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